UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2017

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Main Street, Suite 600

Buffalo, NY 14203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2017, the amended and restated certificate of incorporation of Athenex, Inc., a Delaware corporation (the “Company”), filed with the Secretary of State of the State of Delaware (the “Restated Certificate”), and the Company’s amended and restated bylaws (the “Restated Bylaws”) became effective in connection with the closing of the initial public offering of common stock, par value $0.001 per share, of the Company (“Common Stock”) on June 19, 2017.

The Restated Certificate contains provisions that, among other things, (i) authorize 250,000,000 shares of Common Stock, (ii) authorize 25,000,000 shares of preferred stock, par value $0.001 per share, which may be issued from time to time in one or more series by the board of directors of the Company (the “Board”) with the designation, powers, preferences and rights and qualifications, limitations or restrictions thereof to be fixed by the Board, (iii) divide the Board into three classes, serving staggered terms of three years each. (iv) provide that a director may be removed from office by the stockholders only for cause, (v) provide that any action required or permitted to be taken by the stockholders must be taken at a meeting, and (vi) require the affirmative vote of at least 75% of the voting power of all then outstanding shares of the capital stock of the Company to amend certain provisions of the Restated Certificate.

The Restated Bylaws contain provisions that, among other things, (a) establish advance notice procedures for stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before the stockholder meetings, (b) provide that the number of members of the Board may be fixed, within a range set forth in the Restated Bylaws, by the Board, and (c) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions and proceedings. The Restated Bylaws may be amended or repealed by the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein. The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 8.01. Other Events.

On June 19, 2017, the Company issued a press release announcing the closing of its initial public offering of 6,900,000 shares of Common Stock, including 900,000 shares issued and sold pursuant to the exercise in full by the underwriters of their option to purchase such additional shares, at an initial public offering price of $11.00 per share, before deducting the underwriting discounts and commissions. The total proceeds to the Company are approximately $64.9 million, after deducting underwriting discounts and commissions and the estimated offering expenses payable by the Company.

Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC served as joint book-running managers for the offering. ICBC International Securities Limited served as co-manager.

A copy of the Company’s press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective as of June 19, 2017.

3.2	Amended and Restated Bylaws of the Company, effective as of June 19, 2017.

99.1	Press release titled “Athenex, Inc. Announces Closing of Initial Public Offering and Full-Exercise of Over-Allotment Option” issued by the Company on June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2017	ATHENEX, INC.

	By:	/s/ J. Nick Riehle
J. Nick Riehle
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective as of June 19, 2017.

3.2	Amended and Restated Bylaws of the Company, effective as of June 19, 2017.

99.1	Press release titled “Athenex, Inc. Announces Closing of Initial Public Offering and Full-Exercise of Over-Allotment Option” issued by the Company on June 19, 2017.